Exhibit 10.3

SUNOCOCORP LLC

LONG-TERM INCENTIVE PLAN

(Effective as of 2025)

SUNOCOCORP LLC

LONG-TERM INCENTIVE PLAN

SECTION 1. PURPOSE OF THE PLAN.

The SunocoCorp LLC Long-Term Incentive Plan (the “Plan”) has been adopted by the Board of Directors (the “Board”) of SunocoCorp Management LLC (the “Manager”) on behalf of SunocoCorp LLC (the “Company”) as of October 31, 2025. The Plan is intended to promote the interests of the Company by providing to Employees and Directors incentive compensation awards based on the value of Common Units to encourage superior performance. The Plan is also contemplated to enhance the ability of the Company and its Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Company and its Affiliates and to encourage them to devote their best efforts to advancing the business of the Company and its Affiliates.

SECTION 2. DEFINITIONS.

As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“ASC Topic 718” means Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or any successor accounting standard.

“Award” means an Option, Unit Appreciation Right, Restricted Unit, Phantom Unit, Other Unit-Based Award or Unit Award granted under the Plan, and includes any tandem DERs granted with respect to a Phantom Unit.

“Award Agreement” means the written or electronic agreement by which an Award shall be evidenced.

“Board” has the meaning as set out in SECTION 1.

“Canadian Taxpayer” means a Participant that is a resident of Canada for purposes of the Income Tax Act (Canada).

“Cashless-Broker Exercise” means an arrangement with a broker approved by the Company (or through an arrangement directly with the Company) whereby payment of the exercise price with respect to an Option is accomplished with the proceeds of sale of Common Units that were issued upon the exercise of the Option.

“Change of Control” means, and shall be deemed to have occurred upon one or more of the following events:

(i)

any “person” or “group” within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than an Affiliate of the Company or the Manager, shall become the beneficial owner, by way of merger, consolidation, recapitalization, reorganization or otherwise, of 50% or more of the combined voting power of the equity interests in the Manager;

(ii)	the members of the Manager approve, in one or a series of transactions, a plan of complete liquidation of the Manager;

(iii)	the sale or other disposition by the Manager of all or substantially all of its assets in one or more transactions to any Person other than the Manager or an Affiliate of the Manager; or

(iv)	a Person other than Manager, the sole member of the Manager or an Affiliate of the Manager’s sole member becomes the Managing Member.

Notwithstanding the foregoing, if a Change of Control constitutes a payment event with respect to an Award that is subject to Section 409A, the transaction or event described in subsection (i), (ii), or (iii) above must also constitute a “change of control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5), as applied to non-corporate entities and as relates to the holder of such Award, to the extent required to comply with Section 409A.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Committee” means the Board, the Compensation Committee of the Board or such other committee as may be appointed by the Board to administer the Plan.

“Common Unit” has the meaning set forth for such term in the Company’s Fifth Amended and Restated Limited Liability Company Agreement.

“Company” has the meaning as set out in SECTION 1.

“Date of Termination” means, in respect of an Employee, the later of: (i) the last day the Employee actually performs their duties prior to the termination of their employment with the Company or an Affiliate of the Company (as applicable) for any reason; or (ii) the end of the period of statutory notice of termination prescribed by applicable employment or labour standards legislation. For clarity, except to the extent required by applicable employment or labour standards legislation, the Date of Termination shall not be extended by any contractual, civil law, or common law notice of termination period in respect of which the Employee receives or may receive pay in lieu of notice of termination or damages in lieu of such notice of termination.

“DER” means a distribution equivalent right representing a contingent right granted in tandem with a specific Phantom Unit to receive, with respect to each Phantom Unit subject to the Award, an amount in cash, Common Units and/or Phantom Units, as determined by the Committee in its sole discretion, equal in value to the distributions made by the Company with respect to a Common Unit during the period such Award is outstanding.

“Director” means a member of the Board who is not an Employee.

“Disability” means, unless provided otherwise in the Award grant agreement, an illness or injury that lasts at least six continuous months, is expected to be permanent and renders the Participant unable to carry out his or her duties to the Board, the Company, or an Affiliate of the Company.

“Effective Date” means October 31, 2025.

“Employee” means an employee of the Company or an Affiliate of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means the volume-weighted average price (“VWAP”) of a Common Unit on the day of vesting calculated by totaling the dollars traded for every transaction (price multiplied by the volume) and then dividing by the total shares traded on the applicable date (or if there is no trading in the Units on such date, on the next preceding date on which there was trading). Described in a formula such as the following: VWAP = (Sum of (Tick Price ×Tick Volume)) / Trading Volume. In the event a Common Unit is not publicly traded at the time a determination of its value is required to be made under the Plan, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate, including Section 409A.

“Fifth Amended and Restated Limited Liability Company Agreement” means the Fifth Amended and Restated Limited Liability Company Agreement of SunocoCorp LLC, as it may be amended, supplemented or restated from time to time.

“Manager” has the meaning as set out in SECTION I.

“Managing Member” has the meaning ascribed to “Manager” as set forth in the Company’s Fifth Amended and Restated Limited Liability Company Agreement.

“Non-Managing Member” has the meaning set forth in the Company’s Fifth Amended and Restated Limited Liability Company Agreement.

“Option” means an option to purchase Common Units granted under the Plan.

“Other Unit-Based Award” means an Award granted under the Plan.

“Participant” means an Employee or Director granted an Award under the Plan.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency or political subdivision thereof or other entity.

“Phantom Unit” means a notional unit granted under the Plan that, to the extent vested, entitles the Participant to receive a Common Unit or an amount of cash equal to the Fair Market Value of a Common Unit or a combination thereof, as determined by the Committee in its discretion and as provided in the applicable Award Agreement.

“Plan” has the meaning set forth in SECTION 1.

“Restricted Period” means the period established by the Committee with respect to an Award during which the Award remains subject to restrictions established by the Committee, including, without limitation, a period during which an Award or Common Unit is subject to forfeiture or restrictions on transfer, or is not yet exercisable by or payable to the Participant, as the case may be.

“Restricted Unit” means a Common Unit granted under the Plan that is subject to a Restricted Period.

“Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“Section 409A” means Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or guidance that may be amended or issued after the Effective Date.

“Service Year” means the taxation year in which services are rendered by the applicable Participant and in respect of which an Award is granted.

“UDR” means a distribution made by the Company with respect to a Restricted Unit.

“Unit Appreciation Right” or “UAR” means an Award that, upon exercise, entitles the holder to receive all or part of the excess of the Fair Market Value of a Common Unit on the exercise date of the UAR over the exercise price of the UAR. Such excess may be paid in Common Units, cash or any combination thereof, in the discretion of the Committee.

“Unit Award” means a grant of a Common Unit under the Plan that is not subject to a Restricted Period.

“U.S. or United States” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

“U.S. Taxpayer” means a Participant who, with respect to an Award, is subject to taxation under the applicable U.S. tax laws.

SECTION 3. ADMINISTRATION.

The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee; provided, however, that in the event that the Board is not also serving as the Committee, the Board, in its sole discretion, may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan. Subject to the following and applicable law, the Committee, on behalf of the Company and the Board, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the Chairman and/or the most senior Human Resources executive of the Company (including its parents, general partners, subsidiaries, and Affiliates) (the “Most Senior HR Executive”), subject to such limitations on such delegated powers and duties as the Committee may impose, if any. Upon any such delegation, all references in the Plan to the “Committee”, other than in Section 7, shall be deemed to include the Chairman and/or the Most Senior HR Executive; provided, however, that such delegation shall not limit the Chairman and/or the Most Senior HR Executive’s right to receive Awards under the Plan. Notwithstanding the foregoing, the Chairman and/or the Most Senior HR Executive may not grant Awards to, or take any action with respect to any Award previously granted to a Person who is then an officer subject to Rule 16b-3 or a member of the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Common Units to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be vested, settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or an Award Agreement in such manner and to such extent as the Committee deems necessary or appropriate. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, the Manager, and any of their respective Affiliates, any Participant, and any beneficiary of any Award.

SECTION 4. UNITS.

(a)

Limits on Units Deliverable. Subject to adjustment as provided in Section 4(c), the number of Common Units that may be delivered with respect to Awards under the Plan is 10,000,000. Common Units withheld from an Award to either satisfy the Company’s or one of its Affiliates’ tax withholding obligations with respect to the Award or pay the exercise price of an Award shall not be considered to be Common Units delivered under the Plan. If any Award is forfeited, cancelled, exercised, settled in cash, or otherwise terminates or expires without the actual delivery of Common Units pursuant to such Award (except after the 10th anniversary of the Effective Date, the grant of Restricted Units is not a delivery of Common Units for this purpose unless and until the Restricted Period for such Restricted Units lapses), the Common Units subject to such Award shall again be available for delivery with respect to future Awards under the Plan. There shall not be any limitation on the number of Awards that may be paid in cash.

(b)

Sources of Units Deliverable Under Awards. Any Common Units delivered pursuant to an Award shall consist, in whole or in part, of Common Units newly issued by the Company, Common Units acquired in the open market, from any Affiliate of the Company or from any other Person, or any combination of the foregoing, as determined by the Committee in its discretion.

(c)

Anti-dilution Adjustments. With respect to any “equity restructuring” event that could result in an additional compensation expense to the Manager or the Company pursuant to the provisions of ASC Topic 718, if adjustments to Awards with respect to such event were discretionary, the Committee shall equitably adjust the number and type of Common Units (or other securities or property) covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to equitably reflect such event and shall adjust the number and type of Common Units (or other securities or property) with respect to which Awards may be granted under the Plan after such event. With respect to any other similar event that would not result in an accounting charge under ASC Topic 718, if the adjustment to Awards with respect to such event were subject to discretionary action, the Committee shall have complete discretion to adjust Awards and the number and type of Common Units (or other securities or property) with respect to which Awards may be granted under the Plan in such manner as it deems appropriate with respect to such other event.

SECTION 5. ELIGIBILITY.

Any Employee or Director shall be eligible to be designated a Participant by the Committee and receive an Award under the Plan.

SECTION 6. AWARDS.

(a)

Options. The Committee shall have the authority to determine the Employees and Directors to whom Options shall be granted, the number of Common Units to be covered by each Option, the exercise price therefor, the Restricted Period and other conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i)

Exercise Price. The exercise price per Common Unit purchasable under an Option shall be determined by the Committee at the time the Option is granted, but may not be less than the Fair Market Value of a Common Unit as of the date of grant of the Option.

(ii)

Time and Method of Exercise. The Committee shall determine the exercise terms and the Restricted Period, if any, with respect to an Option grant, which may include, without limitation, (A) a provision for accelerated vesting upon the death or Disability of a Participant, the achievement of specified performance goals or such other events as the Committee may provide, and (B) the method or methods by which payment of the exercise price with respect to an Option may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Committee, a Cashless-Broker Exercise through procedures approved by the Committee, or any combination of the above methods, and for Participants other than Canadian Taxpayers such other methods as the Committee determines to be appropriate.

(iii)

Forfeitures. Except as otherwise provided in the terms of the Option grant, upon the Date of Termination of a Participant’s employment with the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all unvested Options shall be forfeited by the Participant. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Options.

(b)

UARs. The Committee shall have the authority to determine the Employees and Directors to whom UARs shall be granted, the number of Common Units to be covered by each UAR, the exercise price therefor, the Restricted Period and other conditions and limitations applicable to the exercise of the UAR, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i)

Exercise Price. The exercise price per UAR shall be determined by the Committee at the time the UAR is granted, but may not be less than the Fair Market Value of a Common Unit as of the date of grant of the UAR.

(ii)

Time and Method of Exercise. The Committee shall determine the exercise terms and the Restricted Period, if any, with respect to a UAR, which may include, without limitation, (A) a provision for accelerated vesting upon the death or Disability of a Participant, the achievement of specified performance goals or such other events as the Committee may provide, and (B) the method or methods by which payment of the exercise price with respect to a UAR may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Committee, withholding Common Units having a Fair Market Value on the exercise date equal to the relevant exercise price from the Award, a Cashless-Broker Exercise through procedures approved by the Committee, or any combination of the above methods.

(iii)

Forfeitures. Except as otherwise provided in the terms of the UAR, upon the Date of Termination of a Participant’s employment with the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all unvested UARs shall be forfeited by the Participant. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s UARs.

(c)

Restricted Units. The Committee shall have the authority to determine the Employees and Directors to whom Restricted Units shall be granted (provided that no Restricted Unit shall be granted to a Canadian Taxpayer), the number of Restricted Units to be granted to each such Participant, the Restricted Period, the conditions under which the Restricted Units may become vested or forfeited and such other terms and conditions as the Committee may establish with respect to such Awards which may include, without limitation, a provision for accelerated vesting upon the death or Disability of a Participant, the achievement of specified performance goals or such other events as the Committee may provide.

(i)

UDRs. To the extent provided by the Committee, in its discretion, a grant of Restricted Units may provide that the distributions made by the Company with respect to the Restricted Units shall be subject to the same forfeiture and other restrictions as the Restricted Unit and, if restricted, such distributions shall be held, without interest, until the Restricted Unit vests or is forfeited with the UDR being paid or forfeited at the same time, as the case may be. In addition, the Committee may provide that such distributions be used to acquire additional Restricted Units for the Participant. Such additional Restricted Units may be subject to such vesting and other terms as the Committee may prescribe. Absent such a restriction on the UDRs in the Award Agreement, upon a distribution with respect to the Restricted Unit, such distribution shall be paid to the holder of the Restricted Unit without restrictions at the same time as cash distributions are paid by the Company to its members.

(ii)

Forfeitures. Except as otherwise provided in the terms of the Restricted Units grant agreement, upon the Date of Termination of a Participant’s employment with the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding, unvested Restricted Units awarded to the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Restricted Units.

(iii)

Lapse of Restrictions. Upon or as soon as reasonably practicable following the vesting of each Restricted Unit, subject to satisfying the tax withholding obligations of Section 8(b), the Participant shall be entitled to have the restrictions removed from his or her Common Unit certificate so that the Participant then holds an unrestricted Common Unit.

(d)

Phantom Units. The Committee shall have the authority to determine the Employees and Directors to whom Phantom Units shall be granted, the number of Phantom Units to be granted to each such Participant, the Restricted Period, the conditions under which the Phantom Units may become vested or forfeited and such other terms and conditions as the Committee may establish with respect to such Awards which may include, without limitation, a provision for accelerated vesting upon the death or Disability of a Participant, the achievement of specified performance goals or such other events as the Committee may provide.

(i)

DERs. To the extent provided by the Committee, in its discretion, a grant of Phantom Units may include a tandem DER grant, which may provide that such DERs shall be paid directly to the Participant, be settled in Common Units, be credited to a bookkeeping account (with or without interest in the discretion of the Committee), be “reinvested” in additional Phantom Units and be subject to the same or different vesting restrictions as the tandem Phantom Unit Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion. Absent a contrary provision in the Award Agreement, upon a distribution with respect to a Common Unit, cash equal in value to such distribution shall be paid promptly to the Participant without vesting restrictions with respect to each tandem DER then held, except that this sentence does not apply in respect of Phantom Units issued to Canadian Taxpayers which must be settled in Common Units.

(ii)

Forfeitures. Except as otherwise provided in the terms of the Phantom Unit grant agreement, upon the Date of Termination of a Participant’s employment with the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding, unvested Phantom Units awarded to the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Phantom Units.

(iii)

Lapse of Restrictions. Upon or as soon as reasonably practical following the vesting of each Phantom Unit, subject to the provisions of Section 8(b), the Participant shall be entitled to receive one Common Unit, cash equal to the Fair Market Value of a Common Unit or a combination thereof, as determined by the Committee in its discretion.

(iv)

Limitation on Vesting Period and Payment. Notwithstanding anything to the contrary in this Plan, in respect of any Phantom Units granted to Canadian Taxpayers which may in the discretion of the Committee be settled in cash, all such Phantom Units shall vest no later than December 5th of the third year following the Service Year in respect of which the Restricted Unit or Phantom Unit is granted. Payment in satisfaction of such Restricted Units and Phantom Units to the holder thereof shall be made no later than December 31st of the third calendar year following the Service Year in respect of which such Restricted Units or Phantom Units are granted.

(e)	Unit Awards. Unit Awards may be granted under the Plan to such Employees and/or Directors and in such amounts as the Committee, in its discretion, may select.

(f)

Other Unit-Based Awards. Other Unit-Based Awards may be granted under the Plan to such Employees and/or Directors and in such amounts as the Committee, in its discretion, may select. An Other Unit-Based Award shall be an award denominated or payable in, valued in or otherwise based on or related to Common Units, in whole or in part. The Committee shall determine the terms and conditions of any such Other Unit-Based Award. An Other Unit-Based Award may be paid in cash, Common Units (including Restricted Units) or any combination thereof as provided in the Award.

(g)	General.

(i)

Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate of the Company. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate of the Company may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(ii)	Limits on Transfer of Awards.

(A)

Except as provided in Paragraph (C) below, each Option and Unit Appreciation Right shall be exercisable only by the Participant during the Participant’s lifetime, or by the Person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.

(B)

Except as provided in Paragraph (C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate of the Company.

(C)

To the extent specifically provided by the Committee with respect to an Award, such Award may be transferred by a Participant without consideration to any “family member” of the Participant, as defined in the instructions to use of the Form S-8 Registration Statement under the Securities Act of 1933, as amended, or any related family trust, limited partnership or other transferee specifically approved by the Committee.

(iii)	Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.

(iv)

Unit Certificates. All certificates for Common Units or other securities of the Company delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any securities exchange upon which such Common Units or other securities are then listed, and any applicable laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions.

(v)	Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee shall determine.

(vi)

Delivery of Units or other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any grant agreement to the contrary, delivery of Common Units pursuant to the exercise or vesting of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Company is not reasonably able to obtain or deliver Common Units pursuant to such Award without violating applicable law or the applicable rules or regulations of any governmental agency or authority or securities exchange. No Common Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company.

(vii)

Prohibition on Repricing of Options and UARs. Subject to the provisions of Section 4(c) and Section 7(c), the terms of outstanding Award Agreements may not be amended without the approval of the Company’s Non-Managing Members so as to (A) reduce the Common Unit exercise price of any outstanding Options or UARs, (B) grant a new Option, UAR or other Award in substitution for, or upon the cancellation of, any previously granted Option or UAR that has the effect of reducing the exercise price thereof, (C) exchange any Option or UAR for Common Units, cash or other consideration when the exercise price per Common Unit under such Option or UAR exceeds the Fair Market Value of the underlying Common Units, or (D) take any other action that would be considered a “repricing” of an Option or UAR under the listing standards of the New York Stock Exchange or, if the Common Units are not then-listed on such exchange, to the extent applicable, on any other national securities exchange on which the Common Units are listed. Subject to Section 4(c) and Section 7(c), the Committee shall have the authority, without the approval of the Company’s Non-Managing Members, to amend any outstanding Award to increase the per Common Unit exercise price of any outstanding Options or UARs or to cancel and replace any outstanding Options or UARs with the grant of Options or UARs having a per Common Unit exercise price that is equal to or greater than the per Common Unit exercise price of the original Options or UARs.

SECTION 7. AMENDMENT AND TERMINATION.

Except to the extent prohibited by applicable law:

(a)

Amendments to the Plan. Except as required by applicable law or the rules of the principal securities exchange on which the Common Units are traded and subject to Section 7(b) below, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of Common Units available for Awards under the Plan, without the consent of any Participant, other holder or beneficiary of an Award, or any other Person.

(b)

Amendments to Awards. Subject to Section 7(a), the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change, other than pursuant to Section 4(c) or Section 7(c), in any Award shall materially reduce the benefit to a Participant with respect to an Award without the consent of such Participant.

(c)

Actions Upon the Occurrence of Certain Events. Upon the occurrence of a Change of Control, any change in applicable law or regulation affecting the Plan or Awards thereunder, or any change in accounting principles affecting the financial statements of the Manager or the Company, the Committee, in its sole discretion, without the consent of any Participant or holder of the Award, and on such terms and conditions as it deems appropriate, may take any one or more of the following actions in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or an outstanding Award:

(i)

provide for either (A) the termination of any Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction or event the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Committee without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(ii)

provide that such Award be assumed by the successor or survivor entity, or a parent or subsidiary thereof, or be exchanged for similar options, rights or awards covering the equity of the successor or survivor, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of equity interests and prices;

(iii)

make adjustments in the number and type of Common Units (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Awards or in the terms and conditions of (including the exercise price), and the vesting and performance criteria included in, outstanding Awards, or both;

(iv)	provide that such Award shall be exercisable or payable, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v)	provide that the Award cannot be exercised or become payable after such event, i.e., shall terminate upon such event.

Notwithstanding the foregoing, with respect to any “equity restructuring” event that could result in an additional compensation expense to the Manager or the Company pursuant to the provisions of ASC Topic 718, the provisions in Section 4(c) shall control to the extent they are in conflict with the discretionary provisions of this Section 7(c).

SECTION 8. GENERAL PROVISIONS.

(a)

No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.

(b)

Tax Withholding. Unless other arrangements have been made that are acceptable to the Committee, the Company or any Affiliate of the Company is authorized to deduct, withhold, or cause to be deducted or withheld from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Common Units, including Common Units that would otherwise be issued pursuant to such Award or other property) of any applicable taxes payable in respect of the grant or settlement of an Award, its exercise, the lapse of restrictions thereon, or any other payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee to satisfy the withholding obligations for the payment of such taxes. In the event that Common Units that would otherwise be issued pursuant to an Award are used to satisfy such withholding obligations, the number of Common Units that may be withheld or surrendered shall be limited to the number of Common Units that have a Fair Market Value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

(c)

No Right to Employment or Board Membership. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate of the Company or to remain on the Board, as applicable. Furthermore, the Company or an Affiliate of the Company, as applicable, may at any time dismiss a Participant from employment or the Board free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award agreement or other agreement between any such entity and a Participant.

(d)

Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflict of laws principles.

(e)

Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(f)

Other Laws. The Committee may refuse to issue or transfer any Common Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Common Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Common Units are then traded, or entitle the Company or an Affiliate of the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

(g)

No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any participating Affiliate of the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any participating Affiliate of the Company pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any participating Affiliate of the Company.

(h)

No Fractional Common Units. No fractional Common Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine, in its sole discretion, whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Common Units or whether such fractional Common Units or any rights thereto shall be cancelled, terminated, or otherwise eliminated with or without consideration.

(i)

Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision hereof.

(j)

Facility Payment. Any amounts payable hereunder to any individual under legal disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs, may be paid to the legal representative of such individual, or may be applied for the benefit of such individual in any manner that the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.

(k)	Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

(l)

Allocation of Costs. Nothing herein shall be deemed to override, amend, or modify any cost sharing arrangement, omnibus agreement, or other arrangement between the Company, the Manager or any of their respective Affiliates regarding the sharing of costs between such entities.

(m)

Compliance with Section 409A. In respect of U.S. Taxpayers, nothing in the Plan or any Award Agreement shall operate or be construed to cause the Plan or an Award that is subject to Section 409A to fail to comply with the requirements of Section 409A. The applicable provisions of Section 409A are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith or that would cause a failure of compliance thereunder, to the extent necessary to resolve such conflict or obviate such failure. Subject to any other restrictions or limitations contained herein, in the event that a “specified employee” (as defined under Section 409A) becomes entitled to a payment under an Award that constitutes a “deferral of compensation” (as defined under Section 409A) on account of a “separation from service” (as defined under Section 409A), to the extent required by the Code, such payment shall not occur until the date that is six months plus one day from the date of such separation from service. Any amount that is otherwise payable within the six-month period described herein will be aggregated and paid in a lump sum without interest.

(n)

Compliance with Applicable Law. Notwithstanding any provision of this Plan to the contrary, the issuance of Common Units hereunder will be subject to compliance with all applicable requirements of applicable law with respect to such securities and with the requirements of any stock exchange or market system upon which the Common Units may then be listed. No Common Units will be issued hereunder if such issuance would constitute a violation of any applicable law or regulation or the requirements of any stock exchange or market system upon which the Common Units may then be listed. In addition, Common Units will not be issued hereunder unless (a) a registration statement under the Securities Act of 1933, as amended from time to time, is in effect at the time of such issuance with respect to the Common Units to be issued or (b) in the opinion of legal counsel to the Company, the Common Units to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act of 1933, as amended from time to time. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any Common Units hereunder will relieve the Company of any liability in respect of the failure to issue such Common Units as to which such requisite authority has not been obtained. As a condition to any issuance of Common Units hereunder, the Company may require the Participant to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.

(o)

No Guarantee of Tax Consequences. None of the Manager, the Board, the Committee or the Company (i) provides or has provided any tax advice to any Participant or any other Person or makes or has made any assurance, commitment or guarantee that any federal, state, local or other tax treatment will (or will not) apply or be available to any Participant or other Person or (ii) assumes any liability with respect to any tax or associated liabilities to which any Participant or other Person may be subject.

(p)

Clawback. To the extent required by applicable law or any applicable securities exchange listing standards, or as otherwise determined by the Committee, Awards and amounts paid or payable pursuant to or with respect to Awards shall be subject to the provisions of any applicable clawback policies or procedures adopted by the Manager or the Company, which clawback policies or procedures may provide for forfeiture, repurchase and/or recoupment of Awards and amounts paid or payable pursuant to or with respect to Awards. Notwithstanding any provision of the Plan or any Award Agreement to the contrary, the Manager and the Company reserve the right, without the consent of any Participant or beneficiary of any Award, to adopt any such clawback policies and procedures, including such policies and procedures applicable to the Plan or any Award Agreement with retroactive effect.

SECTION 9. TERM OF THE PLAN.

The Plan shall be effective on the Effective Date and shall continue until the earliest of (i) the date it is terminated by the Board, (ii) all Common Units available under the Plan have been paid to Participants, or (iii) the 10th Anniversary of the Effective Date. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Board or the Committee under the Plan to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.